SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 29, 2003
(To Prospectus dated November 22, 2002)

                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-2



The Class A-1
Certificates
represent               The Class A-1 Certificates
obligations of the
trust only and do       o  This supplement relates to the offering of the Class
not represent an           A-1 Certificates of the series referenced above.
interest in or             This supplement does not contain complete
obligation of CWABS,       information about the offering of the Class A-1
Inc., Countrywide          Certificates. Additional information is contained in
Home Loans, Inc.,          the prospectus supplement dated January 29, 2003,
Countrywide Home           prepared in connection with the offering of the
Loans Servicing LP         offered certificates of the series referenced above
or any of their            and in the prospectus of the depositor dated
affiliates.                November 22, 2002. You are urged to read this
                           supplement, the prospectus supplement and the
This supplement may        prospectus in full.
be used to offer and
sell the offered        o  As of July 26, 2004, the class certificate balance
certificates only if       of the Class A-1 Certificates was approximately
accompanied by the         $900,000.
prospectus
supplement and the
prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 23, 2004

                                THE MORTGAGE POOL

     As of July 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 498 Mortgage Loans having an aggregate Stated Principal Balance of approximately $215,870,232.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                   ____________
                                                                   July 1, 2004

                                                                   ____________
Total Number of Mortgage Loans....................................      498
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1)
     One Payment..................................................     0.60%
     Two Payments.................................................     0.00%
     Three Payments or more (excluding pending foreclosures)......     0.20%
                                                                       -----
     Total Delinquencies..........................................     0.80
                                                                       =====
Foreclosures Pending..............................................     0.20%
                                                                       -----
Total Delinquencies and foreclosures pending......................     1.00%
                                                                       =====
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO loan.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to round ing):

                                                                                                                    Six Month Period
                                                                                                                          Ended
                                      At February 28 (29),                         At December 31,                     At June 30,
                                   -------------------------    -------------------------------------------------  -----------------
                                       2000         2001             2001             2002             2003              2004
                                   -----------  ------------    --------------  ---------------  ----------------  -----------------

Delinquent Mortgage
 Loans and Pending
   Foreclosures at
   Period End:
     30-59 days.................       1.36%        1.61%            1.89%             2.11%            2.77%            2.26%
     60-89 days.................       0.22         0.28             0.39              0.53             1.18             0.84
     90 days or more (excluding
        pending foreclosures)...       0.16         0.14             0.23              0.35             1.45             1.31
                                   -----------  ------------    --------------  ---------------  ----------------  -----------------
         Total of delinquencies.       1.75%        2.03%            2.50%             2.99%            5.41%            4.41%
                                   ===========  ============    ==============  ===============  ================  =================
Foreclosures pending............       0.16%        0.27%            0.31%             0.31%            1.39%            0.50%
                                   ===========  ============    ==============  ===============  ================  =================
Total delinquencies and
   foreclosures pending.........       1.91%        2.30%            2.82%             3.31%            6.80%            4.90%
                                   ===========  ============    ==============  ===============  ================  =================

Net Gains/(Losses) on
   liquidated loans(1)..........  $(3,076,240)  $(2,988,604)     $(5,677,141)    $(10,788,657)     $(16,159,208)     $(9,143,911)
Percentage of Net
   Gains/(Losses) on liquidated
   loans(1)(2)..................    (0.017)%      (0.014)%         (0.022)%          (0.032)%         (0.033)%         (0.018)%
Percentage of Net
   Gains/(Losses) on liquidated
   loans (based on average
   outstanding principal
   balance)(1)..................    (0.017)%      (0.015)%         (0.023)%          (0.033)%         (0.034)%         (0.019)%


______________
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    DESCRIPTION OF THE CLASS A-1 CERTIFICATES

     The Class A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

     As of July 26, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class A-1 Certificates was approximately $900,000, evidencing a beneficial ownership interest of approximately 0.42% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $201,692,351 and evidenced in the aggregate a beneficial ownership interest of approximately 93.43% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $14,177,881 and evidenced in the aggregate a beneficial ownership interest of approximately 6.57% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class A-1 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each non-discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class A-1 Certificates is August 23, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 375% of the Prepayment Assumption assumes prepayment rates will be 0.75% per annum in month one, 1.5% per annum in month two, and increasing by 0.75% in each succeeding month until reaching a rate of 22.5% per annum in month 30 and remaining constant at 22.5.% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                Percent of Class Certificate Balance Outstanding

                                                 Percentage of the
                                               Prepayment Assumption
                                      -----------------------------------------
Distribution Date                        0%     150%     375%    450%     550%
-----------------                     ------- -------- ------- -------- -------
Initial............................    100      100      100     100      100
August 2005........................    100      100      100     100      100
August 2006........................    100      100      100     100      100
August 2007........................    100      100      100     100      100
August 2008........................     99       97       95      94       62
August 2009........................     97       92       85      64       36
August 2010........................     95       86       68      43       21
August 2011........................     93       79       50      30       12
August 2012........................     90       70       38      21        8
August 2013........................     88       62       29      15        5
August 2014........................     85       55       21      10        3
August 2015........................     83       48       16       7        2
August 2016........................     80       42       12       5        1
August 2017........................     77       37        9       4        1
August 2018........................     73       32        7       3        1
August 2019........................     70       28        5       2        0
August 2020........................     66       24        4       1        0
August 2021........................     62       21        3       1        0
August 2022........................     58       17        2       1        0
August 2023........................     53       15        1       0        0
August 2024........................     49       12        1       0        0
August 2025........................     44       10        1       0        0
August 2026........................     39        8        0       0        0
August 2027........................     34        6        0       0        0
August 2028........................     28        5        0       0        0
August 2029........................     22        3        0       0        0
August 2030........................     16        2        0       0        0
August 2031........................      9        1        0       0        0
August 2032........................      3        0        0       0        0
August 2033........................      0        0        0       0        0
Weighted Average Life (in years)**.    18.7     12.1      8.0     6.6      5.0
__________________________
(**) Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,218,688, $103,477 and $3,078,562, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
    In General

         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

    Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                     RATINGS

     The Class A-1 Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

Summary of Mortgage Loans
(As of Reference Date)
Total Number of Mortgage Loans                                          498
Aggregate Principal Balance                                        $215,870,232
Average Principal Balance                                            $433,474                     $242,911 to $983,460
Weighted Average Mortgage Rate                                        6.262%                        5.625% to 7.500%
Net Weighted Average Mortgage Rate                                    5.995%                        5.366% to 7.241%
Weighted Average Original Term (months)                                 355                            240 to 360
Weighted Average Remaining Term (months)                                334                             93 to 344
Weighted Average Loan-to-Value Ratio                                  69.69%                        22.52% to 95.00%
Weighted Average FICO Credit Score                                      739                            660 to 831

                                                  MORTGAGE RATES

                                                                           Aggregate
                                                  Number of                Principal             Percentage of
Mortgage Rate (%)                               Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
5.625                                                    1                      $324,689               0.15     %
5.875                                                   27                   $12,609,834               5.84
6.000                                                   90                   $39,918,206              18.49
6.125                                                   83                   $36,719,681              17.01
6.250                                                   97                   $40,427,266              18.73
6.375                                                   97                   $43,090,285              19.96
6.500                                                   61                   $26,022,217              12.05
6.625                                                   12                    $5,104,447               2.36
6.750                                                    6                    $2,225,945               1.03
6.875                                                   14                    $5,561,168               2.58
7.000                                                    4                    $1,363,865               0.63
7.125                                                    1                      $391,999               0.18
7.250                                                    3                      $997,858               0.46
7.375                                                    1                      $491,500               0.23
7.500                                                    1                      $621,271               0.29
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================


                                               CURRENT MORTGAGE LOAN
                                                  PRINCIPAL BALANCES

                                                                           Aggregate
Range of Mortgage                                     v                    Principal             Percentage of
Principal Balances ($)                          Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
$200,000.01 - $250,000.00                                1                      $242,911               0.11     %
$250,000.01 - $300,000.00                                1                      $294,586               0.14
$300,000.01 - $350,000.00                              115                   $38,479,594              17.83
$350,000.01 - $400,000.00                              147                   $54,925,866              25.44
$400,000.01 - $450,000.00                               63                   $26,676,844              12.36
$450,000.01 - $500,000.00                               67                   $31,674,908              14.67
$500,000.01 - $550,000.00                               32                   $16,795,892               7.78
$550,000.01 - $600,000.00                               24                   $13,756,046               6.37
$600,000.01 - $650,000.00                               30                   $18,750,296               8.69
$650,000.01 - $700,000.00                                3                    $2,008,344               0.93
$700,000.01 - $750,000.00                                5                    $3,627,374               1.68
$750,000.01 - $1,000,000.00                             10                    $8,637,572               4.00
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================


                                           ORIGINAL LOAN TO VALUE RATIOS

                                                                           Aggregate
Range of Original                                 Number of                Principal             Percentage of
Loan-to-Value Ratios %                          Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
50.00 or below                                          46                   $21,300,291               9.87     %
50.01 - 55.00                                           23                   $10,448,455               4.84
55.01 - 60.00                                           38                   $16,913,521               7.84
60.01 - 65.00                                           36                   $15,498,124               7.18
65.01 - 70.00                                           55                   $23,865,210              11.06
70.01 - 75.00                                           75                   $31,377,420              14.54
75.01 - 80.00                                          197                   $86,647,181              40.14
80.01 - 85.00                                            1                      $360,831               0.17
85.01 - 90.00                                           12                    $4,363,335               2.02
90.01 - 95.00                                           15                    $5,095,866               2.36
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================

                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                           Aggregate
                                                  Number of                Principal             Percentage of
State                                           Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
California                                             198                   $85,466,791              39.59     %
Colorado                                                17                    $6,495,067               3.01
Florida                                                 20                    $9,153,142               4.24
Massachusetts                                           21                    $9,431,698               4.37
Maryland                                                12                    $5,130,697               2.38
New Jersey                                              36                   $16,038,286               7.43
New York                                                30                   $13,202,213               6.12
Texas                                                   20                    $8,844,829               4.10
Virginia                                                11                    $4,685,626               2.17
Washington                                              18                    $8,181,755               3.79
Other (less than 2%)                                   115                   $49,240,128              22.80
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================


                                             PURPOSE OF MORTGAGE LOANS

                                                                           Aggregate
                                                  Number of                Principal             Percentage of
Loan Purpose                                    Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
Purchase                                               167                   $72,389,767              33.53     %
Refinance (rate/term)                                  234                  $103,026,789              47.73
Refinance (cash-out)                                    97                   $40,453,676              18.74
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================


                                           TYPES OF MORTGAGED PROPERTIES

                                                                           Aggregate
                                                  Number of                Principal             Percentage of
Property Type                                   Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
Single Family                                          358                  $155,100,579              71.85     %
Planned Unit Development                               119                   $51,537,271              23.87
2-4 Family                                               2                    $1,084,467               1.89
High-rise Condominium                                    4                    $2,009,143               0.93
Low-rise Condominium                                     2                    $1,081,889               0.50
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================


                                                  OCCUPANCY TYPES

                                                                           Aggregate
                                                  Number of                Principal             Percentage of
Occupancy Type                                  Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
Primary Residence                                      469                  $203,168,867              94.12     %
Secondary Residence                                     21                    $8,966,629               4.15
Investor Property                                        8                    $3,734,737               1.73
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================


                                                FICO CREDIT SCORES

                                                                           Aggregate
                                                  Number of                Principal             Percentage of
FICO Credit Scores                              Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
720 and above                                          332                  $144,370,902              66.88     %
700 - 719                                              105                   $46,058,279              21.34
660 - 699                                               61                   $25,441,051              11.79
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================

                                            REMAINING TERMS TO MATURITY

                                                                           Aggregate
Remaining Terms to Maturity                       Number of                Principal             Percentage of
(Months)                                        Mortgage Loans              Balance              Mortgage Loans
----------------------------------------------------------------------------------------------------------------
344                                                     39                   $16,812,617               7.79     %
343                                                    134                   $59,262,732              27.45
342                                                    140                   $62,200,905              28.81
341                                                     41                   $17,023,618               7.89
340                                                     12                    $4,875,992               2.26
339                                                     13                    $5,097,517               2.36
338                                                      6                    $2,607,688               1.21
337                                                      6                    $2,657,536               1.23
336                                                      5                    $2,035,796               0.94
335                                                      6                    $3,144,664               1.46
334                                                      6                    $2,631,938               1.22
333                                                      7                    $2,744,868               1.27
332                                                     15                    $6,474,983               3.00
331                                                      2                    $1,261,292               0.58
330                                                      3                      $976,795               0.45
329                                                      2                      $797,239               0.37
328                                                      4                    $1,796,990               0.83
327                                                      3                    $1,389,425               0.64
326                                                      4                    $1,675,346               0.78
325                                                      3                    $1,112,992               0.52
324                                                      2                      $826,598               0.38
323                                                      3                    $1,372,729               0.64
320                                                      1                      $388,351               0.18
319                                                      1                      $414,173               0.19
318                                                      3                    $1,669,642               0.77
315                                                      1                      $734,627               0.34
313                                                      1                      $324,966               0.15
312                                                      1                      $355,273               0.16
311                                                      1                      $503,090               0.23
307                                                      2                      $746,997               0.35
305                                                      1                      $416,164               0.19
303                                                      1                      $460,483               0.21
299                                                      1                      $397,710               0.18
286                                                      1                      $391,313               0.18
283                                                      2                      $721,156               0.33
277                                                      1                      $294,586               0.14
274                                                      1                      $346,953               0.16
272                                                      1                      $520,929               0.24
247                                                      1                      $312,839               0.14
224                                                      4                    $1,853,657               0.86
223                                                      5                    $1,777,208               0.82
222                                                      4                    $1,606,816               0.74
221                                                      3                    $1,232,532               0.57
219                                                      1                      $354,521               0.16
218                                                      2                      $692,012               0.32
143                                                      1                      $331,065               0.15
93                                                       1                      $242,911               0.11
----------------------------------------------------------------------------------------------------------------

Total                                                  498                  $215,870,232             100.00     %
================================================================================================================

                                                     EXHIBIT 2

      THE                                                                                                Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2


                                  Certificateholder Monthly Distribution Summary

                                                  Certificate                               Pass
                                  Class              Rate             Beginning            Through           Principal
  Class        Cusip           Description           Type              Balance            Rate (%)         Distribution
---------------------------------------------------------------------------------------------------------------------------

   A1        12669DZU5           Senior           Fix-30/360             900,000.00       5.500000                   0.00
   A2        12669DZV3           Senior           Fix-30/360         116,441,505.68       4.000000           3,730,249.00
   A3                                                                 18,320,056.96       5.500000                   0.00
  A3-1       12669DZW1          Strip IO          Fix-30/360          17,106,723.80       5.500000                   0.00
  A3-2       12669DZW1          Strip IO          Fix-30/360              26,970.16       5.500000                   0.00
  A3-3       12669DZW1          Strip IO          Fix-30/360           1,186,363.00       5.500000                   0.00
   A4                                                                 15,018,000.00       9.052404                   0.00
  A4-1       12669DZX9          Strip IO          Fix-30/360           9,700,000.00       5.500000                   0.00
  A4-2       12669DZX9           Senior           Fix-30/360          15,018,000.00       5.500000                   0.00
  A4-3       12669DZX9          Strip IO          Fix-30/360                   0.00       5.500000                   0.00
  A4-4       12669DZX9           Senior           Fix-30/360                   0.00       5.500000                   0.00
   A5        12669DZY7           Senior           Fix-30/360                   0.00       4.850000                   0.00
   A6        12669DZZ4           Senior           Fix-30/360                   0.00       4.850000                   0.00
   A7        12669DA24           Senior           Fix-30/360                   0.00       4.850000                   0.00
   A8        12669DA32           Senior           Fix-30/360                   0.00       5.500000                   0.00
   A9        12669DA40           Senior           Fix-30/360                   0.00       5.500000                   0.00
   A10       12669DA57           Senior           Fix-30/360                   0.00       5.500000                   0.00
   A11       12669DA65           Senior           Fix-30/360           5,704,288.36       8.000000             456,166.64
   A12       12669DA73           Senior           Fix-30/360           4,668,688.39       5.750000             373,350.67
   A13       12669DA81           Senior           Fix-30/360          15,242,227.56       4.050000             859,045.96
   A14       12669DA99           Senior           Fix-30/360           7,000,000.00       5.500000                   0.00
   A15       12669DB23           Senior           Fix-30/360          13,100,000.00       5.500000                   0.00
   A16       12669DB31           Senior           Fix-30/360          12,000,000.00       5.500000                   0.00
   A17       12669DB49           Senior           Fix-30/360           4,590,412.52       4.350000             147,055.65
   A18       12669DB56           Senior           Fix-30/360          13,001,700.81       8.000000             416,514.55
   PO        12669DB80          Strip PO          Fix-30/360               7,920.01       0.000000                   9.40
   AR        12669DB98           Senior           Fix-30/360                   0.00       5.500000                   0.00
===========================================================================================================================

    M        12669DC22           Junior           Fix-30/360           6,852,203.12       5.500000               7,809.72
   B1        12669DC30           Junior           Fix-30/360           2,936,658.48       5.500000               3,347.02
   B2        12669DC48           Junior           Fix-30/360           1,713,099.73       5.500000               1,952.49
   B3        12669DC55           Junior           Fix-30/360             978,886.16       5.500000               1,115.67
   B4        12669DC63           Junior           Fix-30/360             734,213.57       5.500000                 836.81
   B5        12669DC71           Junior           Fix-30/360             978,997.43       5.500000               1,115.78
---------------------------------------------------------------------------------------------------------------------------

 Totals                                                              221,868,801.82                          5,998,569.36

---------------------------------------------------------------------------------------------------------------------------



                                                                       Current                              Cumulative
                                Interest             Total             Realized            Ending            Realized
  Class        Cusip          Distribution       Distribution           Losses             Balance            Losses
---------------------------------------------------------------------------------------------------------------------------

   A1        12669DZU5              4,125.00           4,125.00          0.00                  900,000.00       0.00
   A2        12669DZV3            388,138.35       4,118,387.36          0.00              112,711,256.68       0.00
   A3                              83,966.93          83,966.93          0.00               17,459,136.35       0.00
  A3-1       12669DZW1             78,405.82          78,405.82          0.00               16,247,959.96       0.00
  A3-2       12669DZW1                123.61             123.61          0.00                   24,813.39       0.00
  A3-3       12669DZW1              5,437.50           5,437.50          0.00                1,186,363.00       0.00
   A4                             113,290.83         113,290.83          0.00               15,018,000.00       0.00
  A4-1       12669DZX9             44,458.33          44,458.33          0.00                9,700,000.00       0.00
  A4-2       12669DZX9             68,832.50          68,832.50          0.00               15,018,000.00       0.00
  A4-3       12669DZX9                  0.00               0.00          0.00                        0.00       0.00
  A4-4       12669DZX9                  0.00               0.00          0.00                        0.00       0.00
   A5        12669DZY7                  0.00               0.00          0.00                        0.00       0.00
   A6        12669DZZ4                  0.00               0.00          0.00                        0.00       0.00
   A7        12669DA24                  0.00               0.00          0.00                        0.00       0.00
   A8        12669DA32                  0.00               0.00          0.00                        0.00       0.00
   A9        12669DA40                  0.00               0.00          0.00                        0.00       0.00
   A10       12669DA57                  0.00               0.00          0.00                        0.00       0.00
   A11       12669DA65             38,028.59         494,195.23          0.00                5,248,121.72       0.00
   A12       12669DA73             22,370.80         395,721.47          0.00                4,295,337.72       0.00
   A13       12669DA81             51,442.52         910,488.48          0.00               14,383,181.60       0.00
   A14       12669DA99             32,083.33          32,083.33          0.00                7,000,000.00       0.00
   A15       12669DB23             60,041.67          60,041.67          0.00               13,100,000.00       0.00
   A16       12669DB31             55,000.00          55,000.00          0.00               12,000,000.00       0.00
   A17       12669DB49             16,640.25         163,695.90          0.00                4,443,356.87       0.00
   A18       12669DB56             86,678.01         503,192.56          0.00               12,585,186.25       0.00
   PO        12669DB80                  0.00               9.40          0.00                    7,910.61       0.00
   AR        12669DB98                  0.00               0.00          0.00                        0.00       0.00
===========================================================================================================================

    M        12669DC22             31,405.93          39,215.66          0.00                6,844,393.39       0.00
   B1        12669DC30             13,459.68          16,806.71          0.00                2,933,311.45       0.00
   B2        12669DC48              7,851.71           9,804.19          0.00                1,711,147.25       0.00
   B3        12669DC55              4,486.56           5,602.24          0.00                  977,770.48       0.00
   B4        12669DC63              3,365.15           4,201.96          0.00                  733,376.76       0.00
   B5        12669DC71              4,487.07           5,602.85          0.02                  977,881.63       0.40
---------------------------------------------------------------------------------------------------------------------------

 Totals                         1,016,862.38       7,015,431.77          0.02              215,870,232.41       0.40

---------------------------------------------------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2

      THE                                                                                               Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2


                                           Principal Distribution Detail

                                Original           Beginning          Scheduled                             Unscheduled
                               Certificate        Certificate         Principal           Accretion          Principal
  Class        Cusip             Balance            Balance          Distribution         Principal         Adjustments
--------------------------------------------------------------------------------------------------------------------------

   A1        12669DZU5              900,000.00         900,000.00               0.00         0.00              0.00
   A2        12669DZV3          126,831,200.00     116,441,505.68       3,730,249.00         0.00              0.00
   A3                            20,812,053.00      18,320,056.96               0.00         0.00              0.00
  A3-1       12669DZW1           19,498,600.00      17,106,723.80               0.00         0.00              0.00
  A3-2       12669DZW1              127,090.00          26,970.16               0.00         0.00              0.00
  A3-3       12669DZW1            1,186,363.00       1,186,363.00               0.00         0.00              0.00
   A4                            70,000,000.00      15,018,000.00               0.00         0.00              0.00
  A4-1       12669DZX9            9,700,000.00       9,700,000.00               0.00         0.00              0.00
  A4-2       12669DZX9           15,018,000.00      15,018,000.00               0.00         0.00              0.00
  A4-3       12669DZX9           13,517,636.00               0.00               0.00         0.00              0.00
  A4-4       12669DZX9           54,982,000.00               0.00               0.00         0.00              0.00
   A5        12669DZY7           50,000,000.00               0.00               0.00         0.00              0.00
   A6        12669DZZ4           64,300,000.00               0.00               0.00         0.00              0.00
   A7        12669DA24               80,000.00               0.00               0.00         0.00              0.00
   A8        12669DA32            9,000,000.00               0.00               0.00         0.00              0.00
   A9        12669DA40            7,755,000.00               0.00               0.00         0.00              0.00
   A10       12669DA57            1,247,000.00               0.00               0.00         0.00              0.00
   A11       12669DA65           26,880,000.00       5,704,288.36         456,166.64         0.00              0.00
   A12       12669DA73           22,000,000.00       4,668,688.39         373,350.67         0.00              0.00
   A13       12669DA81           55,120,000.00      15,242,227.56         859,045.96         0.00              0.00
   A14       12669DA99            7,000,000.00       7,000,000.00               0.00         0.00              0.00
   A15       12669DB23           13,100,000.00      13,100,000.00               0.00         0.00              0.00
   A16       12669DB31           12,000,000.00      12,000,000.00               0.00         0.00              0.00
   A17       12669DB49            5,000,000.00       4,590,412.52         147,055.65         0.00              0.00
   A18       12669DB56           14,161,800.00      13,001,700.81         416,514.55         0.00              0.00
   PO        12669DB80               27,586.35           7,920.01               9.40         0.00              0.00
   AR        12669DB98                  100.00               0.00               0.00         0.00              0.00
--------------------------------------------------------------------------------------------------------------------------

    M        12669DC22            6,998,600.00       6,852,203.12           7,809.72         0.00              0.00
   B1        12669DC30            2,999,400.00       2,936,658.48           3,347.02         0.00              0.00
   B2        12669DC48            1,749,700.00       1,713,099.73           1,952.49         0.00              0.00
   B3        12669DC55              999,800.00         978,886.16           1,115.67         0.00              0.00
   B4        12669DC63              749,900.00         734,213.57             836.81         0.00              0.00
   B5        12669DC71              999,913.65         978,997.43           1,115.78         0.00              0.00
--------------------------------------------------------------------------------------------------------------------------

 Totals                         499,900,000.00     221,868,801.82       5,998,569.36         0.00              0.00

--------------------------------------------------------------------------------------------------------------------------


                                   Net              Current             Ending             Ending
                                Principal          Realized          Certificate         Certificate
  Class        Cusip          Distribution          Losses             Balance             Factor
------------------------------------------------------------------------------------------------------

   A1        12669DZU5                  0.00          0.00                900,000.00   1.00000000000
   A2        12669DZV3          3,730,249.00          0.00            112,711,256.68   0.88867137328
   A3                                   0.00          0.00             17,459,136.35   0.83889543958
  A3-1       12669DZW1                  0.00          0.00             16,247,959.96   0.83328854174
  A3-2       12669DZW1                  0.00          0.00                 24,813.39   0.19524262352
  A3-3       12669DZW1                  0.00          0.00              1,186,363.00   1.00000000000
   A4                                   0.00          0.00             15,018,000.00   0.21454285714
  A4-1       12669DZX9                  0.00          0.00              9,700,000.00   1.00000000000
  A4-2       12669DZX9                  0.00          0.00             15,018,000.00   1.00000000000
  A4-3       12669DZX9                  0.00          0.00                      0.00   0.00000000000
  A4-4       12669DZX9                  0.00          0.00                      0.00   0.00000000000
   A5        12669DZY7                  0.00          0.00                      0.00   0.00000000000
   A6        12669DZZ4                  0.00          0.00                      0.00   0.00000000000
   A7        12669DA24                  0.00          0.00                      0.00   0.00000000000
   A8        12669DA32                  0.00          0.00                      0.00   0.00000000000
   A9        12669DA40                  0.00          0.00                      0.00   0.00000000000
   A10       12669DA57                  0.00          0.00                      0.00   0.00000000000
   A11       12669DA65            456,166.64          0.00              5,248,121.72   0.19524262353
   A12       12669DA73            373,350.67          0.00              4,295,337.72   0.19524262353
   A13       12669DA81            859,045.96          0.00             14,383,181.60   0.26094306246
   A14       12669DA99                  0.00          0.00              7,000,000.00   1.00000000000
   A15       12669DB23                  0.00          0.00             13,100,000.00   1.00000000000
   A16       12669DB31                  0.00          0.00             12,000,000.00   1.00000000000
   A17       12669DB49            147,055.65          0.00              4,443,356.87   0.88867137328
   A18       12669DB56            416,514.55          0.00             12,585,186.25   0.88867137328
   PO        12669DB80                  9.40          0.00                  7,910.61   0.28675825623
   AR        12669DB98                  0.00          0.00                      0.00   0.00000000000
------------------------------------------------------------------------------------------------------

    M        12669DC22              7,809.72          0.00              6,844,393.39   0.97796607759
   B1        12669DC30              3,347.02          0.00              2,933,311.45   0.97796607759
   B2        12669DC48              1,952.49          0.00              1,711,147.25   0.97796607759
   B3        12669DC55              1,115.67          0.00                977,770.48   0.97796607759
   B4        12669DC63                836.81          0.00                733,376.76   0.97796607759
   B5        12669DC71              1,115.78          0.02                977,881.63   0.97796607759
------------------------------------------------------------------------------------------------------

 Totals                         5,998,569.36          0.02            215,870,232.41

------------------------------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2

                                           Interest Distribution Detail

              Beginning             Pass               Accrued
             Certificate           Through             Optimal      Cumulative Unpaid       Deferred
  Class        Balance            Rate (%)            Interest           Interest           Interest
-------------------------------------------------------------------------------------------------------
   A1             900,000.00      5.500000               4,125.00           0.00                0.00
   A2         116,441,505.68      4.000000             388,138.35           0.00                0.00
   A3          18,320,056.96      5.500000              83,966.93           0.00                0.00
  A3-1         17,106,723.80      5.500000              78,405.82           0.00                0.00
  A3-2             26,970.16      5.500000                 123.61           0.00                0.00
  A3-3          1,186,363.00      5.500000               5,437.50           0.00                0.00
   A4          15,018,000.00      9.052404             113,290.83           0.00                0.00
  A4-1          9,700,000.00      5.500000              44,458.33           0.00                0.00
  A4-2         15,018,000.00      5.500000              68,832.50           0.00                0.00
  A4-3                  0.00      5.500000                   0.00           0.00                0.00
  A4-4                  0.00      5.500000                   0.00           0.00                0.00
   A5                   0.00      4.850000                   0.00           0.00                0.00
   A6                   0.00      4.850000                   0.00           0.00                0.00
   A7                   0.00      4.850000                   0.00           0.00                0.00
   A8                   0.00      5.500000                   0.00           0.00                0.00
   A9                   0.00      5.500000                   0.00           0.00                0.00
   A10                  0.00      5.500000                   0.00           0.00                0.00
   A11          5,704,288.36      8.000000              38,028.59           0.00                0.00
   A12          4,668,688.39      5.750000              22,370.80           0.00                0.00
   A13         15,242,227.56      4.050000              51,442.52           0.00                0.00
   A14          7,000,000.00      5.500000              32,083.33           0.00                0.00
   A15         13,100,000.00      5.500000              60,041.67           0.00                0.00
   A16         12,000,000.00      5.500000              55,000.00           0.00                0.00
   A17          4,590,412.52      4.350000              16,640.25           0.00                0.00
   A18         13,001,700.81      8.000000              86,678.01           0.00                0.00
   PO               7,920.01      0.000000                   0.00           0.00                0.00
   AR                   0.00      5.500000                   0.00           0.00                0.00
-------------------------------------------------------------------------------------------------------

    M           6,852,203.12      5.500000              31,405.93           0.00                0.00
   B1           2,936,658.48      5.500000              13,459.68           0.00                0.00
   B2           1,713,099.73      5.500000               7,851.71           0.00                0.00
   B3             978,886.16      5.500000               4,486.56           0.00                0.00
   B4             734,213.57      5.500000               3,365.15           0.00                0.00
   B5             978,997.43      5.500000               4,487.07           0.00                0.00
-------------------------------------------------------------------------------------------------------

 Totals       221,868,801.82                         1,016,862.38           0.00                0.00

-------------------------------------------------------------------------------------------------------


                Total                Net            Unscheduled
               Interest          Prepayment          Interest            Interest
  Class          Due            Int Shortfall       Adjustment             Paid
--------------------------------------------------------------------------------------

   A1             4,125.00            0.00               0.00               4,125.00
   A2           388,138.35            0.00               0.00             388,138.35
   A3            83,966.93            0.00               0.00              83,966.93
  A3-1           78,405.82            0.00               0.00              78,405.82
  A3-2              123.61            0.00               0.00                 123.61
  A3-3            5,437.50            0.00               0.00               5,437.50
   A4           113,290.83            0.00               0.00             113,290.83
  A4-1           44,458.33            0.00               0.00              44,458.33
  A4-2           68,832.50            0.00               0.00              68,832.50
  A4-3                0.00            0.00               0.00                   0.00
  A4-4                0.00            0.00               0.00                   0.00
   A5                 0.00            0.00               0.00                   0.00
   A6                 0.00            0.00               0.00                   0.00
   A7                 0.00            0.00               0.00                   0.00
   A8                 0.00            0.00               0.00                   0.00
   A9                 0.00            0.00               0.00                   0.00
   A10                0.00            0.00               0.00                   0.00
   A11           38,028.59            0.00               0.00              38,028.59
   A12           22,370.80            0.00               0.00              22,370.80
   A13           51,442.52            0.00               0.00              51,442.52
   A14           32,083.33            0.00               0.00              32,083.33
   A15           60,041.67            0.00               0.00              60,041.67
   A16           55,000.00            0.00               0.00              55,000.00
   A17           16,640.25            0.00               0.00              16,640.25
   A18           86,678.01            0.00               0.00              86,678.01
   PO                 0.00            0.00               0.00                   0.00
   AR                 0.00            0.00               0.00                   0.00
--------------------------------------------------------------------------------------

    M            31,405.93            0.00               0.00              31,405.93
   B1            13,459.68            0.00               0.00              13,459.68
   B2             7,851.71            0.00               0.00               7,851.71
   B3             4,486.56            0.00               0.00               4,486.56
   B4             3,365.15            0.00               0.00               3,365.15
   B5             4,487.07            0.00               0.00               4,487.07
--------------------------------------------------------------------------------------

 Totals       1,016,862.38            0.00               0.00           1,016,862.38

--------------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2

                                            Current Payment Information
                                                Factors per $1,000

                                 Original          Beginning Cert.
                                Certificate           Notional             Principal
  Class        Cusip              Balance              Balance           Distribution
---------------------------------------------------------------------------------------
   A1        12669DZU5              900,000.00    1,000.000000000         0.000000000
   A2        12669DZV3          126,831,200.00      918.082504006        29.411130723
   A3                            20,812,053.00      880.261882862         0.000000000
  A3-1       12669DZW1           19,498,600.00      877.330875112         0.000000000
  A3-2       12669DZW1              127,090.00      212.213108706         0.000000000
  A3-3       12669DZW1            1,186,363.00    1,000.000000000         0.000000000
   A4                            70,000,000.00      214.542857143         0.000000000
  A4-1       12669DZX9            9,700,000.00      999.999999999         0.000000000
  A4-2       12669DZX9           15,018,000.00    1,000.000000000         0.000000000
  A4-3       12669DZX9           13,517,636.00        0.000000000         0.000000000
  A4-4       12669DZX9           54,982,000.00        0.000000000         0.000000000
   A5        12669DZY7           50,000,000.00        0.000000000         0.000000000
   A6        12669DZZ4           64,300,000.00        0.000000000         0.000000000
   A7        12669DA24               80,000.00        0.000000000         0.000000000
   A8        12669DA32            9,000,000.00        0.000000000         0.000000000
   A9        12669DA40            7,755,000.00        0.000000000         0.000000000
   A10       12669DA57            1,247,000.00        0.000000000         0.000000000
   A11       12669DA65           26,880,000.00      212.213108717        16.970485191
   A12       12669DA73           22,000,000.00      212.213108718        16.970485191
   A13       12669DA81           55,120,000.00      276.528076256        15.585013795
   A14       12669DA99            7,000,000.00    1,000.000000000         0.000000000
   A15       12669DB23           13,100,000.00    1,000.000000000         0.000000000
   A16       12669DB31           12,000,000.00    1,000.000000000         0.000000000
   A17       12669DB49            5,000,000.00      918.082504006        29.411130723
   A18       12669DB56           14,161,800.00      918.082504006        29.411130723
   PO        12669DB80               27,586.35      287.099003674         0.340747441
   AR        12669DB98                  100.00        0.000000000         0.000000000
=======================================================================================

    M        12669DC22            6,998,600.00      979.081975767         1.115898179
   B1        12669DC30            2,999,400.00      979.081975767         1.115898179
   B2        12669DC48            1,749,700.00      979.081975767         1.115898179
   B3        12669DC55              999,800.00      979.081975767         1.115898179
   B4        12669DC63              749,900.00      979.081975767         1.115898179
   B5        12669DC71              999,913.65      979.081975767         1.115875928
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------


                                                    Ending Cert.             Pass
                                 Interest             Notional              Through
  Class        Cusip           Distribution            Balance             Rate (%)
---------------------------------------------------------------------------------------

   A1        12669DZU5          4.583333333       1,000.000000000          5.500000
   A2        12669DZV3          3.060275013         888.671373283          4.000000
   A3                           4.034533739         838.895439580          5.500000
  A3-1       12669DZW1          4.021099844         833.288541738          5.500000
  A3-2       12669DZW1          0.972643415         195.242623516          5.500000
  A3-3       12669DZW1          4.583333333       1,000.000000000          5.500000
   A4                           1.618440429         214.542857143          9.052404
  A4-1       12669DZX9          4.583333333         999.999999999          5.500000
  A4-2       12669DZX9          4.583333333       1,000.000000000          5.500000
  A4-3       12669DZX9          0.000000000           0.000000000          5.500000
  A4-4       12669DZX9          0.000000000           0.000000000          5.500000
   A5        12669DZY7          0.000000000           0.000000000          4.850000
   A6        12669DZZ4          0.000000000           0.000000000          4.850000
   A7        12669DA24          0.000000000           0.000000000          4.850000
   A8        12669DA32          0.000000000           0.000000000          5.500000
   A9        12669DA40          0.000000000           0.000000000          5.500000
   A10       12669DA57          0.000000000           0.000000000          5.500000
   A11       12669DA65          1.414754058         195.242623526          8.000000
   A12       12669DA73          1.016854479         195.242623527          5.750000
   A13       12669DA81          0.933282257         260.943062462          4.050000
   A14       12669DA99          4.583333333       1,000.000000000          5.500000
   A15       12669DB23          4.583333333       1,000.000000000          5.500000
   A16       12669DB31          4.583333333       1,000.000000000          5.500000
   A17       12669DB49          3.328049077         888.671373283          4.350000
   A18       12669DB56          6.120550027         888.671373283          8.000000
   PO        12669DB80          0.000000000         286.758256232          0.000000
   AR        12669DB98          0.000000000           0.000000000          5.500000
=======================================================================================

    M        12669DC22          4.487459056         977.966077588          5.500000
   B1        12669DC30          4.487459056         977.966077588          5.500000
   B2        12669DC48          4.487459056         977.966077588          5.500000
   B3        12669DC55          4.487459056         977.966077588          5.500000
   B4        12669DC63          4.487459056         977.966077588          5.500000
   B5        12669DC71          4.487459056         977.966077588          5.500000
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2


---------------------------------------------------------------------------------------

Totals                         499,900,000.00       443.826368914        11.999538628

---------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------
Totals                         2.034131586          431.826830186

---------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2




Pool Level Data

Distribution Date                                                                                                        7/26/04
Cut-off Date                                                                                                             1/ 1/03
Determination Date                                                                                                       7/ 1/04
Accrual Period 30/360                                                  Begin                                             6/ 1/04
                                                                       End                                               7/ 1/04
Number of Days in 30/360 Accrual Period                                                                                       30


                            Collateral Information
-------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                              499,900,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 221,868,801.83
Ending Aggregate Pool Stated Principal Balance                                                                    215,870,232.42

Beginning Aggregate Certificate Stated Principal Balance                                                          221,868,801.83
Ending Aggregate Certificate Stated Principal Balance                                                             215,870,232.42

Beginning Aggregate Loan Count                                                                                               513
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               15
Ending Aggregate Loan Count                                                                                                  498

Beginning Weighted Average Loan Rate (WAC)                                                                             6.262532%
Ending Weighted Average Loan Rate (WAC)                                                                                6.261983%

Beginning Net Weighted Average Loan Rate                                                                               5.505408%
Ending Net Weighted Average Loan Rate                                                                                  5.504771%

Weighted Average Maturity (WAM) (Months)                                                                                     337

Servicer Advances                                                                                                      14,543.90

Aggregate Pool Prepayment                                                                                           5,745,696.45
Pool Prepayment Rate                                                                                                 27.0372 CPR

      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2




                           Certificate Information
--------------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                               93.6022707674%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                           6.3977292326%
Subordinate Prepayment Percentage                                                                                0.0000000000%



Certificate Account

Beginning Balance                                                                                                         0.00

Deposit
Payments of Interest and Principal                                                                                7,150,834.22
Liquidation Proceeds                                                                                                      0.00
All Other Proceeds                                                                                                        0.00
Other Amounts                                                                                                             0.00

Total Deposits                                                                                                    7,150,834.22



Withdrawals
Reimbursement of Servicer Advances                                                                                        0.00
Payment of Master Servicer Fees                                                                                      42,267.78
Payment of Sub Servicer Fees                                                                                          1,359.04
Payment of Other Fees                                                                                                91,775.64
Payment of Insurance Premium(s)                                                                                           0.00
Payment of Personal Mortgage Insurance                                                                                1,359.04
Other Permitted Withdrawal per the Pooling and Service Agreement                                                          0.00
Payment of Principal and Interest                                                                                 7,015,431.76
                                                                                                                  ------------
Total Withdrawals                                                                                                 7,152,193.27

Ending Balance                                                                                                            0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                             3,954.89
Compensation for Gross PPIS from Servicing Fees                                                                           0.00
Other Gross PPIS Compensation                                                                                             0.00
                                                                                                                      --------

      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2


Total Net PPIS (Non-Supported PPIS)                                                                                      3,954.89



Master Servicing Fees Paid                                                                                              42,267.78
Insurance Premium(s) Paid                                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                                    1,359.04
Other Fees Paid                                                                                                         91,775.64
                                                                                                                       ----------
Total Fees                                                                                                             135,402.47




                           Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                 One Payment      Two Payments       Three+ Payments            Totals
-----------                                                 -----------      ------------       ---------------            ------

Scheduled Principal Balance                                1,052,056.68              0.00            372,346.74      1,424,403.42
Percentage of Total Pool Balance                              0.487356%         0.000000%             0.172486%         0.659842%
Number of Loans                                                       3                 0                     1                 4
Percentage of Total Loans                                     0.602410%         0.000000%             0.200803%         0.803213%

Foreclosure

Scheduled Principal Balance                                                                                            374,450.30
Percentage of Total Pool Balance                                                                                        0.173461%
Number of Loans                                                                                                                 1
Percentage of Total Loans                                                                                               0.200803%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO

Scheduled Principal Balance                                                                                            456,842.95
Percentage of Total Pool Balance                                                                                        0.211629%

      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2



REO
---

Number of Loans                                                                                                              1
Percentage of Total Loans                                                                                            0.200803%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                                     0.00




                 Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                   Original                  Current

Bankruptcy Loss                                                                            103,477.00               103,477.00
Bankruptcy Percentage                                                                       0.020700%                0.047935%
Credit/Fraud Loss                                                                        5,000,000.00             3,078,561.83
Credit/Fraud Loss Percentage                                                                1.000200%                1.426117%
Special Hazard Loss                                                                      5,000,000.00             2,218,688.02
Special Hazard Loss Percentage                                                              1.000200%                1.027788%


Credit Support                                                                               Original                  Current
--------------                                                                               --------                  -------

Class A                                                                                485,402,686.35           201,692,351.45
Class A Percentage                                                                         97.099957%               93.432220%

Class M                                                                                  6,998,600.00             6,844,393.39
Class M Percentage                                                                          1.400000%                3.170605%

Class B1                                                                                 2,999,400.00             2,933,311.45
Class B1 Percentage                                                                         0.600000%                1.358831%

Class B2                                                                                 1,749,700.00             1,711,147.25
Class B2 Percentage                                                                         0.350010%                0.792674%

Class B3                                                                                   999,800.00               977,770.48
Class B3 Percentage                                                                         0.200000%                0.452944%

Class B4                                                                                   749,900.00               733,376.76

      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-2


Credit Support                                                                               Original                  Current
--------------                                                                               --------                  -------

Class B4 Percentage                                                                         0.150010%                0.339730%

Class B5                                                                                   999,913.65               977,881.63
Class B5 Percentage                                                                         0.200023%                0.452995%
